NEKTAR
News Release


            Nektar Therapeutics Announces First Quarter 2008 Results

SAN CARLOS, Calif., May 7, 2008 -- Nektar Therapeutics (Nasdaq: NKTR) announced today the company's financial results for the first quarter ended March 31, 2008.

Cash, cash equivalents, and short-term investments were $412.6 million at March 31, 2008 compared to $482.4 million at December 31, 2007.

Nektar reported a net loss of $40.7 million or $0.44 per share in the first quarter of 2008, compared to a net loss of $25.7 million or $0.28 per share in the first quarter of 2007. The increase in net loss is primarily the result of $4.1 million of expense for maintaining third-party Exubera manufacturing capacity, $5.3 million of expense for our workforce reduction, loss of gross margin associated with Pfizer`s termination of the Exubera relationship, as well as significant incremental investment in clinical development programs. Offsetting these expenses are substantial operating efficiencies Nektar has achieved over the last twelve months.

Revenue totaled $20.0 million in the first quarter of 2008 compared to $85.0 million in the first quarter of 2007. This decrease is the result of the termination of Exubera by Pfizer.

"The first quarter was significant for Nektar as it represents the first time that the company has made substantial investment into the clinical development of innovative proprietary drug candidates, "said Howard W. Robin, President and Chief Executive Officer. "Today we have moved past inhaled insulin, and our proprietary small molecule PEGylation drug development platform is generating a great deal of industry and scientific interest. We intend to build and advance our impressive pipeline while continuing to exercise financial responsibility."

Mr. Robin will host a conference call today for analysts and investors beginning at 2:00 p.m. Pacific time to discuss the company's performance. This conference call will be available via webcast and can be accessed through a link that is posted on the Investor Relations section of the Nektar website, www.nektar.com. The web broadcast of the conference call will be available for replay through March 12, 2008.

To access the conference call, follow these instructions:

    Dial: (866) 713-8562 (U.S.); (617) 597-5310 (international)
    Passcode: 50572577 (Howard Robin is the host)

Audio replay dial-in and passcode:

Dial: (888) 286-8010 (U.S.) ;(617) 801-6888 (international)

Passcode: 73371402

About Nektar

Nektar Therapeutics is a biopharmaceutical company that develops and enables differentiated therapeutics with its industry-leading PEGylation and pulmonary drug development platforms. Nektar's technology and drug development expertise have enabled nine approved products for partners, which include leading biopharmaceutical companies. Nektar is also developing a robust pipeline of its own high-value therapeutics that addresses unmet medical needs by leveraging and expanding its technology platforms to improve known molecules.

This press release contains forward-looking statements that reflect the company's current views regarding the potential, progress, and clinical plans for the company's proprietary and partnered product pipeline, and the value and potential of the company's technology platforms. These forward-looking statements involve risks and uncertainties, including but not limited to: (i) the company's proprietary product candidates and those of its partners are in various stages of clinical development and the risk of failure is high and can occur at any stage prior to regulatory approval; (ii) the timing or success of the commencement or end of clinical trials and commercial launch of partnered products may be delayed or unsuccessful due to slower than anticipated patient enrollment, drug manufacturing challenges, changing standards of care, clinical trial design, clinical outcomes, or delay or failure in obtaining regulatory approval in one or more important markets; (iii) clinical trials are long, expensive and uncertain processes and the risk of failure of any product that is in clinical development and prior to regulatory approval remains high and can occur at any stage due to efficacy, safety or other factors; (iv) the company's patent applications for its proprietary or partner product candidates may not issue, patents that have issued may not be enforceable, or intellectual property licenses from third parties may be required in the future; and (v) the outcome of any existing or future intellectual property or other litigation related to the company's proprietary product candidates. Other important risks and uncertainties are detailed in the company's reports and other filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K. Actual results could differ materially from the forward-looking statements contained in this press release. The company undertakes no obligation to update forward-looking statements, whether as a result of new information, future events or otherwise.

         Tim Warner, 650-283-4915
         twarner@nektar.com

         Stephan Herrera, 415-488-7699
         sherrera@nektar.com

         Jennifer Ruddock, 650-631-4954
         jruddock@nektar.com

                                      # # #

                               NEKTAR THERAPEUTICS
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                  (In thousands, except per share information)
                                   (unaudited)

                                                  Three-Months Ended March 31,
                                                      2008            2007
                                                  ------------    ------------
Revenue:
   Product sales and royalties                    $     10,371    $     73,019
   Contract research                                     9,621          11,997
                                                  ------------    ------------
Total revenue                                           19,992          85,016

Operating costs and expenses:
   Cost of goods sold                                    7,227          56,522
   Cost of idle Exubera manufacturing capacity           5,334              --
   Research and development                             37,373          37,492
   General and administrative                           11,711          16,735
   Amortization of other intangible assets                 236             236
                                                  ------------    ------------
Total operating costs and expenses                      61,881         110,985
                                                  ------------    ------------

Income (Loss) from operations                          (41,889)        (25,969)

Non-Operating income (expense):
   Interest income                                       5,013           5,473
   Interest expense                                     (3,918)         (4,933)
   Other Income                                            302               6
                                                  ------------    ------------
Total non-operating income                               1,397             546

Income (Loss) before provision for income taxes        (40,492)        (25,423)

Provision for income taxes                                 213             250
                                                  ------------    ------------

Net income (loss)                                 $    (40,705)   $    (25,673)
                                                  ============    ============


Basic and diluted net earnings (loss) per share   $      (0.44)   $      (0.28)

Shares used in computing basic and
diluted net earnings (loss) per share (3)               92,330          91,454

                               NEKTAR THERAPEUTICS
                           CONSOLIDATED BALANCE SHEETS
                                 (In thousands)
                                   (unaudited)


                             ASSETS                    March 31, 2008      December 31, 2007(1)
                                                     ------------------    ------------------
Current assets:
   Cash and cash equivalents                         $           36,676    $           76,293
   Short-term investments                                       375,954               406,060
   Accounts receivable, net of allowance                         14,040                21,637
   Inventory                                                     11,027                12,187
   Other current assets                                           5,826                 7,106
                                                     ------------------    ------------------
        Total current assets                                    443,523               523,283

Property and equipment, net                                     114,381               114,420
Goodwill                                                         78,431                78,431
Other intangible assets, net                                      2,444                 2,680
Other assets                                                      5,057                 6,289
                                                     ------------------    ------------------
        Total assets                                 $          643,836    $          725,103
                                                     ==================    ==================

              LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
   Accounts payable                                  $            1,556    $            3,589
   Accrued compensation                                          10,884                14,680
   Accrued expenses to contract manufacturers                     8,450                40,444
   Accrued expenses                                              12,409                12,446
   Interest payable                                                  85                 2,638
   Capital lease obligations, current portion                     2,259                 2,335
   Deferred revenue, current portion                             19,657                19,620
   Other current liabilities                                      2,345                 2,340
                                                     ------------------    ------------------
        Total current liabilities                                57,645                98,092

Convertible subordinated notes                                  315,000               315,000
Capital lease obligations                                        21,330                21,632
Deferred revenue                                                 60,112                61,349
Other long-term liabilities                                      13,990                14,591
                                                     ------------------    ------------------
        Total liabilites                                        468,077               510,664

Commitments and contingencies

Stockholders' equity:
   Preferred stock                                                   --                    --
   Common stock                                                       9                     9
   Capital in excess of par value                             1,303,996             1,302,541
   Accumulated other comprehensive income                         2,213                 1,643
   Accumulated deficit                                       (1,130,459)           (1,089,754)
                                                     ------------------    ------------------
        Total stockholders' equity                              175,759               214,439
                                                     ------------------    ------------------
   Total liabilities and stockholders' equity        $          643,836    $          725,103
                                                     ==================    ==================



   (1) The consolidated balance sheet at December 31, 2007 has been derived from the audited financial statements at that date but does not include all of the information and notes required by generally accepted accounting principles in the United States for complete financial statements.

                               NEKTAR THERAPEUTICS
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                  (In thousands, except per share information)
                                   (unaudited)

                                                         Three-Months Ended March 31,
                                                         ----------------------------
                                                             2008            2007
                                                         ------------    ------------
Cash flows provided by (used in) operating activities:
Net loss                                                 $    (40,705)   $    (25,673)
Adjustments to reconcile net loss to net cash used in
  operating activities:
   Depreciation and amortization                                5,917           7,571
   Stock-based compensation                                     1,084           6,861
   Amortization of gain related to sale of building              (219)           (219)
       Loss on sale or disposal of assets                         107             304
Changes in assets and liabilities:
   Decrease (increase) in trade accounts receivable             7,597         (17,599)
   Decrease (increase) in inventories                           1,160          (2,114)
   Decrease (increase) in other assets                          2,044           3,227
   Increase (decrease) in accounts payable                     (2,033)         (3,547)
   Increase (decrease) in accrued compensation                 (3,932)         (1,635)
   Increase (decrease) in accrued expenses to
     contract manufacturers                                   (31,994)             --
   Increase (decrease) in accrued expenses                        (37)         (2,604)
   Increase (decrease) in interest payable                     (2,553)         (2,684)
   Increase (decrease) in deferred revenue                     (1,200)          8,801
   Increase (decrease) in other liabilities                      (208)            314
                                                         ------------    ------------
Net cash used in operating activities                         (64,972)        (28,997)

Cash flows from investing activities:
   Purchases of property and equipment                         (5,281)         (5,556)
   Purchases of investments                                  (156,092)        (79,411)
   Maturities of investments                                  186,758         167,696
                                                         ------------    ------------
Net cash provided by investing activities                      25,385          82,729

Cash flows used in financing activities:
   Issuance of common stock                                       371           2,134
   Payments of loan and capital lease obligations                (411)           (400)
   Repayments of convertible subordinated notes

                                                                   --         (36,026)
                                                         ------------    ------------
Net cash provided by (used in) financing activities           (34,292)            (40)

Effect of exchange rates on cash and cash equivalents              10             (60)
                                                         ------------    ------------
Net increase (decrease) in cash and cash equivalents     $    (39,617)   $     19,380

Cash and cash equivalents at beginning of period         $     76,293    $     63,760
                                                         ------------    ------------
Cash and cash equivalents at end of period               $     36,676    $     83,140
                                                         ============    ============